Industry Canada | Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

CAG Capital Inc.

678860-2

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

April 15, 2008 / le 15 avril 2008

Date of Amendment - Date de modification

Canada

Industry Canada Industrie Canada

Canada Business Corporations Act — Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT — **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) — **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. **Name of Corporation - Dénomination de la société**	2. **Corporation No. - N° de la société**
China Growth Capital Inc.	678860-2

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The corporation changes its name to:
CAG Capital Inc.

Date	Name - Nom	Signature	Capacity of - en qualité
2008-04-15	WILLIAM BENJAMIN CATALANO		DIRECTOR

Canada